Exhibit 99.1

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (the “Agreement”) is entered into this 15th day of December, 2006, by and between Vistula Communications Services, Inc., a Delaware corporation (“Vistula”), and J. Keith Markley (“Markley”). The parties hereto agree as follows:

1.                                       Date of Termination.  Vistula and Markley agree that Markley’s employment with the Company shall terminate on December 15, 2006 (the “Termination Date”) and that Markley shall cease to serve as, and hereby resigns as, President of Vistula USA, Inc. and as a director of Vistula, in each case as of the Termination Date.

2.                   Payments.  As a result of the resignation of Markley, pursuant to Section 7(d) of the Employment Agreement dated as of April 11, 2006, between Vistula and Markley, as amended by the Amendment to Employment Agreement dated April 11, 2006 (the “Employment Agreement”):

(a)                                  Vistula shall be required to pay to Markley twelve (12) months of Base Compensation (as defined in the Employment Agreement), which amount shall be paid to Markley over time in accordance with Vistula’s payroll practice, less all withholdings required under then current Vistula policy and applicable law or regulation; provided, that the parties agree that these amounts constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and/or pursuant thereto and that they shall therefore be payable in accordance with Section 7(g) of the Employment Agreement.

(b)                                 Vistula shall continue to carry Markley under Vistula’s medical plans and pay Vistula’s portion of the costs associated with continuing such coverage under the Plans (as defined in the Employment Agreement) for a period of twelve (12) months following the Termination Date); provided that Markley shall continue to be responsible for his portion of such payments via applicable withholdings, as per normal Vistula policies governing the provision of medical benefits coverage to all employees of Vistula.

3.                                       General Release of All Claims. Markley knowingly and voluntarily releases and forever discharges Vistula, its shareholders, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their official capacities (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan), the Immigration Reform and Control Act, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Workers Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, any other federal, state or local law, rule, regulation, or ordinance, any public policy, contract, tort, or common law.  Notwithstanding the foregoing, nothing in this Agreement shall be construed to (a) in any way alter or diminish Markley’s rights to indemnification from Vistula in connection with his former capacity as a director, officer, employee or otherwise, in accordance with Vistula’s Certificate of Incorporation, Bylaws, other applicable corporate documents or resolutions, indemnification agreements, directors and officers insurance policies or applicable statutory or common law; or (b) in any way alter or diminish obligations of any party under this Agreement.

5.                   Affirmations. Markley affirms that he has not filed, caused to be filed, or presently is a party to any claim against Vistula. Markley also affirms that he has been paid and/or has received all leaves (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled except for the payments and continuation of benefits referred to in Section 2 hereof. Markley further affirms that he has no known workplace injuries or occupational diseases.

6.                  Confidentiality and Return of Property. Markley agrees not to disclose any information regarding the existence or substance of this Agreement, except to his spouse, tax advisor, and/or an attorney with whom Markley chooses to consult regarding his consideration of this Agreement. Markley also affirms that he has not divulged any proprietary or confidential information of Vistula. Markley affirms that he has returned all of Vistula’s property, documents, and/or any confidential information in his possession or control.

7.                                     Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of the State of New York without regard to its conflict of laws provisions. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

8.                                     Nonadmission of Wrongdoing. The Parties agree that neither this Agreement nor payments hereunder shall be deemed or construed at any time for any purpose as an admission by Vistula of wrongdoing or evidence of any liability or unlawful conduct of any kind.

9.                                       Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both parties wherein specific reference is made to this Agreement.

10.                                 Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except (a) those provisions of the Employment Agreement which survive the termination of Markley’s employment with Vistula (including, without limitation, Section 8 of the Employment Agreement which provides for certain non-competition and confidentiality obligations binding upon Markley and Section 11 of the Employment Agreement which relates to non-disparagement); and (b) the non-statutory option agreements,each dated as of April 11, 2006, by and between Vistula and Markley, as amended or otherwise modified to date.  Markley further acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to execute this Agreement, except for those set forth in this Agreement.

11.                                 Notices.  All notices and other communications provided for hereunder shall be in writing and shall be delivered to each party hereto by personal delivery, by priority overnight delivery sent via a nationally recognized courier (charges for the account of sender), by facsimile transmission or by registered or certified U.S. mail, return receipt requested, addressed as follows:

if to Vistula, to:

Vistula Communications Services, Inc.

Suite 801, 405 Park Avenue

New York, NY 10022

Attn:  Chairman of the Board of Directors

Facsimile: (212) 832-7563

with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention: Paul Bork, Esq.

Facsimile: (617) 832-7000

if to Markley, to Markley’s latest residence address most recently on file with the Company,

or to such other address as either party may specify by notice to the other party given as aforesaid.  Such notices shall be deemed to be effective five (5) business days after the same shall have been deposited, postage prepaid, in the U.S. mail, upon personal delivery, if the same shall have been delivered by hand, one (1) business day after deposit with such overnight courier, if sent via priority overnight delivery, or upon receipt of electronic facsimile confirmation, as the case may be.  As used herein, a “business day” shall mean any weekday other than a federal U.S. holiday.

12.                                 General.  By executing this Agreement, Markley is acknowledging that he has been afforded sufficient time to understand its terms and effects, that his agreements and obligations under this Agreement are made voluntarily, knowingly and without duress, and that neither Vistula nor any of its stockholders, directors, officers, employees, agents or representatives has made any representations inconsistent with the provisions of this Agreement.

13.                                 Headings.  All headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of any provision or provisions of this Agreement.

14.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

* * * *

The parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

Vistula Communications Services, Inc.

By:	/s/ John Keith Markley	By:	/s/ John P. Early
J Keith Markley		Name: John P. Early
Title: Board Member

Date:	12/15/2006	Date:	12/14/06